Exhibit 99.2

CONTROL PERSONS AND EXECUTIVE OFFICERS OF HOLDINGS II(1)

Name and Business Address	Capacity in which Serves Holding II	Principal Occupation	Principal Business Address of Organization in which Principal Occupation is conducted	Common Units Beneficially Owned
T. Scott Martin(2) 4410 Arapahoe Ave., Suite 100 Boulder, Colorado 80303	President, Chairman of the Board of Managers and Chief Executive Officer	Chief Executive Officer and Chairman of EE3 LLC	4410 Arapahoe Ave., Suite 100 Boulder, Colorado 80303	44,029

R. Davis Ravnaas(3) 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Vice President and Chief Financial Officer	President and Chief Financial Officer of the General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	230,469

Rand Ravnaas(4) 777 Taylor Street, Suite 810 Fort Worth, Texas 76102	Vice President	Vice President of Business Development of the General Partner	777 Taylor Street, Suite 810 Fort Worth, Texas 76102	52,000

Bryan H. Lawrence 410 Park Avenue 19th Floor New York, New York10022	Manager	Principal of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York10022	0

Chris Whyte 6363 Woodway Dr Houston, Texas 77057	Manager	President and Chief Executive Officer of PetroSantander, Inc.	6363 Woodway Dr. Houston, Texas 77057	39,605

George Wiegers(5) 1600 Broadway, Suite 1030 Denver, Colorado 80202	Manager	Partner of Wiegers Capital Partners	1600 Broadway, Suite 1030 Denver, Colorado 80202	371,348

Alex Wiegers 1600 Broadway, Suite 1030 Denver, Colorado 80202	Manager (as an alternate to George Wiegers)	Managing Partner of Wiegers Capital Partners	1600 Broadway, Suite 1030 Denver, Colorado 80202	0

S. Craig George(6) 2431 E. 61st Street, Suite 850 Tulsa, Oklahoma 74136	Manager	Director of Mid-Con Energy GP LLC	2431 E. 61st Street, Suite 850 Tulsa, Oklahoma 74136	24,325

Michael L. Tiner(7) 5051 Westheimer Road Houston, Texas 77056	Manager	Managing Director of Tanglewood Investments Inc.	5051 Westheimer Road Houston, Texas 77056	66,028

(1)                        Each Covered Individual listed below disclaims beneficial ownership of Common Units, except to the extent of his or her pecuniary interest therein, if any.

(2)                        T. Scott Martin directly owns 16,819 Common Units. Mr. Martin indirectly owns 12,100 Common Units owned directly by T. Scott Martin Oil & Gas, LLC. Mr. Martin is the sole member of T. Scott Martin Oil & Gas, LLC. With respect to derivative securities of the Issuer, Mr. Martin indirectly owns (a) 15,022 Opco Common Units owned directly by Rivercrest Capital Partners LP and (b) 88 Opco Common Units owned directly by Cupola Royalty Direct, LLC. Mr. Martin is a member of Rivercrest Capital Investors LP, a member of Rivercrest Capital Partners LP. Mr. Martin is also a member of Rivercrest Cupola LLC, a member of Cupola Royalty Direct, LLC.

(3)                        R. Davis Ravnaas directly owns 181,116 Common Units. Mr. R. Davis Ravnaas indirectly owns (a) 33,559 Common Units owned directly by Westside Energy LLC and (b) 684 Common Units owned directly by Princeton Royalties, LLC. Mr. R. Davis Ravnaas is a member of Westside Energy LLC, a member of Princeton Royalties, LLC. With respect to derivative securities of the Issuer, Mr. R. Davis Ravnaas indirectly owns (a) 15,022 Opco Common Units owned directly by Rivercrest Capital Partners LP and (b) 88 Opco Common Units owned directly by Cupola Royalty Direct, LLC. Mr. R. Davis Ravnaas is a member of Rivercrest Capital Investors LP, a member of Rivercrest Capital Partners LP. Mr. R. Davis Ravnaas is also a member of Rivercrest Cupola LLC, a member of Cupola Royalty Direct, LLC.

(4)                        Rand Ravnaas directly owns 18,441 Common Units. As a member of Westside Energy LLC, Mr. Rand Ravnaas indirectly owns 33,559 Common Units owned directly by Westside Energy LLC.

(5)                        George Wiegers indirectly owns 338,348 Common Units owned directly by Wiegers & Co. LLC. Wiegers Capital Management LLC (“WCM”) is the sole manager of Wiegers & Co. LLC, and Mr. George Wiegers has voting and investment power over WCM. George Wiegers also serves as trustee for the George Wiegers Unit Trust 2001 and, therefore, may be deemed to have voting and investment power over the 33,000 Common Units directly owned by such trust.

(6)                        S. Craig George directly owns 14,697 Common Units. Mr. George indirectly owns 9,628 Common Units directly owned by George Energy Partners LLC. Mr. George is the manager of George Energy Partners LLC and has voting and investment power over the Common Units directly owned by George Energy Partners LLC.

(7)                        Michael L. Tiner jointly owns, and shares voting power and dispositive power with respect to, 53,625 Common Units. Mr. Tiner indirectly owns 12,403 Common Units directly owned by Sugarwood Partners LLC. Mr. Tiner is a managing member of Sugarwood Partners LLC and, therefore, may be deemed to share voting and investment power over the Common Units directly owned by Sugarwood Partners LLC.

CONTROL PERSONS AND EXECUTIVE OFFICERS OF YORKTOWN REPORTING PERSONS(1)

Name and Business Address	Capacity in which Serves Yorktown X Associates	Principal Occupation	Principal Business Address of Organization in which Principal Occupation is Conducted
Bryan H. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Peter A. Leidel 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Tomas R. LaCosta 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

W. Howard Keenan, Jr. 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Robert A. Signorino, Jr. 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

Bryan A. Lawrence 410 Park Avenue 19th Floor New York, New York 10022	Managing Member	Managing Member of Yorktown Partners LLC	410 Park Avenue 19th Floor New York, New York 10022

James C. Crain 410 Park Avenue 19th Floor New York, New York 1022	Managing Member	Managing Member of Yorktown X Associates LlC	410 Park Avenue 19th Floor New York, New York 10022

(1)           None of the Covered Individuals listed in the table above (collectively, the “Yorktown Covered Individuals”) directly owns any Common Units. The Yorktown Covered Individuals disclaim beneficial ownership of the Common Units owned by Holdings II except to the extent of their pecuniary interest therein.